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                                                             Exhibit (h) (i) (A)

                                                       Dated:  December 12, 1989
                                                   Last Amended:  March 15, 2000

                                  Schedule A
                                    to the
               TRANSFER AGENCY AND ACCOUNTING SERVICE AGREEMENT
                                    between
                             THE FIFTH THIRD BANK
                                      and
                               FIFTH THIRD FUNDS

     The following sets forth the list of Funds included and the compensation paid by the Funds to Fifth Third Bank for its services under the Transfer Agency and Accounting Services Agreement:

I.   Funds
     -----

     (a)       Money Market Funds

     Fifth Third U.S. Treasury Obligations Fund
     Fifth Third Prime Money Market Fund
     Fifth Third Government Money Market Fund
     Fifth Third Tax Exempt Money Market Fund
     Fifth Third Ohio Tax Exempt Money Market Fund

     (b)       Fluctuating Net Asset Value Funds

     Fifth Third Balanced Fund
     Fifth Third Mid Cap Fund
     Fifth Third Government Securities Fund
     Fifth Third Quality Bond Fund
     Fifth Third Quality Growth Fund
     Fifth Third Ohio Tax Free Bond Fund
     Fifth Third International Equity Fund
     Fifth Third Equity Income Fund
     Fifth Third Bond Fund for Income
     Fifth Third Municipal Bond Fund
     Fifth Third Pinnacle Fund
     Fifth Third Cardinal Fund
     Fifth Third Technology Fund

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II.  Compensation
     ------------

     (a)  Transfer Agency Fees

          (1) Accounts Maintained on Fifth Third Bank's System (other than the International Equity Fund)

     Base Fee (omnibus accounts only):                   $300.00 per month per
     --------------------------------
                                                         Fund per Class

     Transaction Charges (omnibus accounts only):        $4.50 per transaction
     -------------------------------------------

     The monthly fee for omnibus accounts is limited to a maximum of $800.00 per Fund per class.

     Per Account Charges
     -------------------
     (fully disclosed/non-omnibus accounts):             $21.00 per account per
     --------------------------------------              year for Money Market
                                                         Funds $18.00 per
                                                         account per year for
                                                         Fluctuating net Asset
                                                         Value Funds

          (2) Accounts Maintained on a Sub-Transfer Agent's System (other than the International Equity Fund, Accounts of the Pinnacle Fund in existence as of date of reorganization, or Fund Direct Accounts).

     $25.00 per account per year. The minimum monthly fee per Fund per month shall be $600.00

          (3)  International Equity Fund

     Flat Fee: $18,000.00 annually to be paid by the Fund in equal monthly
     --------
     amounts of $1,500.00.

     Per Account Charges:  $16.00 per account per year.
     -------------------

          (4)  Pinnacle Fund Accounts in Existence As of Date of Reorganization

     Flat Fee:  $18,000.00 annually to be paid by the Fund in equal monthly
     --------
amounts of $1,500.00.

     Per Account Charges:  $17.50 per account per year.
     -------------------

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          (5)  Fund Direct Accounts

     Per Account Charges (per Fund/Class):               $21.00 per account
     ------------------------------------                per year for Money
                                                         Market Funds $18.00
                                                         per account per year
                                                         for Fluctuating Net
                                                         Asset Value Funds

     The fee for Fund Direct Accounts is subject to a minimum fee of $1,500 per month per Fund/Class.

     In addition to the above transfer agent fees, the Funds will reimburse Fifth Third Bank for certain out-of-pocket costs, including items such as expenses for postage, forms, statements, record storage, printing, communication lines, statement mailings, confirmations and other shareholder correspondence and any assessments taxes or levies assessed on the transfer agent for services provided under the contract. These out-of-pocket expenses will be charged to the Funds at Fifth Third Bank's costs. Fifth Third Bank will not mark up any of these charges to the Funds.

     (b)  Fund Accounting Fees (Per Fund Per Year)

          (1)  All Fund Except International Equity Fund

             Assets                                      Fees
             ------                                      ----

          Up to $500 million                            0.020%
          Over $500 million and up to $1 billion        0.015%
          Over $1 billion                               0.010%

     There shall be an annual fee of $10,000 per additional Class of shares per Fund. The minimum annual fee per Fund shall be $30,000.

          (2)  International Equity Fund

     0.050% of Fund assets, with a minimum fee of $50,000.00 per year.

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In addition to the above Fund accounting fees, the Funds shall reimburse Fifth
Third Bank for certain out-of-pocket expenses, including pricing of portfolio securities.


                                    FIFTH THIRD FUNDS


                                    By:_________________________________________
                                    Stephen G. Mintos
                                    President


                                    FIFTH THIRD BANK


                                    By:_________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________

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